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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned members of The Elder-Beerman Stores Corp. Financial Partnership Plan Committee, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

        (1) The Annual Report on Form 11-K (the "Report") of The Elder-Beerman Stores Corp. Financial Partnership Plan (the "Plan") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date:  June 26, 2003


/s/  Steven D. Lipton
-----------------------------------------
Steven D. Lipton
Member, The Elder-Beerman Stores Corp.
Financial Partnership Plan Committee

/s/  Dennis R. Clouser
-----------------------------------------
Dennis R. Clouser
Member, The Elder-Beerman Stores Corp.
Financial Partnership Plan Committee